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                                                                    EXHIBIT 99.1


For further information, please contact:
Glenn L. Purple
Vice President-Finance
Tel: (860) 677-2603

                                                       FOR IMMEDIATE RELEASE

          EDAC TECHNOLOGIES REPORTS FIFTH CONSECUTIVE QUARTERLY PROFIT


FARMINGTON, Conn., May 3, 2005 - EDAC Technologies Corporation (OTC Bulletin
Board: EDAC.OB), a designer and manufacturer of tools, fixtures, jet engine components, injection molds and spindles, today reported results for the first quarter of 2005.

Sales for the first quarter of 2005 were $8,016,000 and net income was $963,000 or $0.20 per diluted share, versus sales of $7,306,000 and net income of $289,000 or $0.06 per diluted share for the first quarter of 2004. The first quarters of 2005 and 2004 benefited from debt forgiveness of $750,000 and $250,000, respectively. Income before income tax and without the gains on debt forgiveness was $474,000 for the first quarter of 2005 and $48,000 for the first quarter of 2004.

Commenting on the first quarter, Dominick A. Pagano, President and Chief Executive Officer, said, "We are very pleased with the first quarter's results. Operating profit of $620,000 for the quarter exceeded the operating profit for any quarter over the past three years. Sales backlog increased by $2.3 million to $20.6 million since the start of the fiscal year. We have initiated our 2005 capital acquisition program to invest approximately $2 million in machinery to increase our production requirements and capacity. Debt forgiveness of $750,000 in the first quarter further strengthened our financial position. We believe we are positioned for future growth and will continue to pursue opportunities that will strengthen EDAC for the long term."

ABOUT EDAC TECHNOLOGIES CORPORATION

EDAC Technologies Corporation is a diversified manufacturing company primarily offering (i) design and manufacturing services for the aerospace industry in such areas as jet engine parts, special tooling, equipment, gauges and components used in the manufacture, assembly and inspection of jet engines (ii) high-precision fixtures, gauges, dies and molds and (iii) the design, manufacture and repair of precision spindles, which are an integral part of numerous machine tools found in virtually every manufacturing environment.

Cautionary Statement Regarding Forward Looking Statements - This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company uses words such as "plans," seeks," "projects," "expects," "believes," "may," "anticipates," "estimates," "should," and similar expressions to identify these forward looking statements. These statements are subject to risks and uncertainties and are based upon the Company's beliefs and assumptions. There are a number of important factors that may affect the Company's actual performance and results and the accuracy of its forward-looking statements, many of which are beyond the control of the Company and are difficult to predict. These important factors include, without limitation, factors which could affect demand for the Company's products and services such as general economic conditions and economic conditions in the aerospace industry and the other industries in which the Company competes; competition from the Company's competitors; and the Company's ability to enter into satisfactory financing arrangements. These and other factors are described in the Company's annual and quarterly reports filed from time to time with the Securities and Exchange




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Commission. In addition, the forward-looking statements included in this press release represent the Company's expectations and beliefs as of the date of this release. The Company anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation or intention to do so.


EDAC TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED


                                                      For the quarter ended
                                                    ---------------------------
                                                      April 2,       April 3,
                                                       2005            2004
                                                    -----------     -----------

Sales                                               $ 8,016,174     $ 7,306,493

Cost of Sales                                         6,668,892       6,461,993
                                                    -----------     -----------

    Gross Profit                                      1,347,282         844,500

Selling, General and Administrative Expenses            726,891         637,669
                                                    -----------     -----------

    Income From Operations                              620,391         206,831

Non-Operating Income (Expense):

    Gain on Debt Forgiveness                            750,000         250,000

    Other                                                13,646              --
    Interest Expense                                   (160,335)       (159,093)
                                                    -----------     -----------

    Income Before Income Taxes                        1,223,702         297,738

Provision for Income Taxes                              261,000           9,000
                                                    -----------     -----------

    Net Income                                      $   962,702     $   288,738
                                                    ===========     ===========

Income per common share data:
  Basic income per share                            $      0.22     $      0.06
                                                    ===========     ===========
  Diluted income per share                          $      0.20     $      0.06
                                                    ===========     ===========

Weighted average shares outstanding:
  Basic                                               4,459,203       4,444,438
  Diluted                                             4,718,209       4,616,481





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EDAC TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS



                                                   (Unaudited)       (Audited)
                                                     April 2,       January 1,
                                                      2005             2005
                                                   ------------    ------------

                                     ASSETS

CURRENT ASSETS:
    Cash                                           $    315,952    $    549,198
    Accounts receivable, net                          6,012,572       6,573,114
    Inventories, net                                  4,900,692       4,454,937
    Prepaid expenses and other current assets           367,352          57,290
    Refundable income taxes                                  --         330,869
    Deferred income taxes                               733,583         733,583
                                                   ------------    ------------
            Total current assets                     12,330,151      12,698,991
                                                   ------------    ------------

PROPERTY, PLANT AND EQUIPMENT                        26,093,436      25,877,359
    Less: accumulated depreciation                   17,645,994      17,297,856
                                                   ------------    ------------
                                                      8,447,442       8,579,503
                                                   ------------    ------------
OTHER ASSETS:
    Deferred income taxes                               766,417         766,417
    Other                                               148,634         102,183
                                                   ------------    ------------
TOTAL ASSETS                                       $ 21,692,644    $ 22,147,094
                                                   ============    ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
    Revolving line of credit                       $    600,000    $    580,555
    Current portion of long-term debt                 1,124,452       1,030,282
    Trade accounts payable                            2,847,471       3,249,892
    Employee compensation and amounts withheld        1,256,393       1,228,975
    Accrued expenses                                    722,282         502,450
    Customer advances                                    85,167         363,745
                                                   ------------    ------------
            Total current liabilities                 6,635,765       6,955,899
                                                   ------------    ------------

LONG-TERM DEBT, less current portion                  7,447,659       8,564,927
                                                   ------------    ------------

OTHER LONG-TERM LIABILITIES                           1,423,054       1,423,054
                                                   ------------    ------------

SHAREHOLDERS' EQUITY:
    Common stock                                         11,223          11,111
    Additional paid-in capital                        9,397,481       9,377,508
    Accumulated deficit                              (1,319,342)     (2,282,044)
    Accumulated other comprehensive loss             (1,903,196)     (1,903,196)
    Treasury stock                                           --            (165)
                                                   ------------    ------------
            Total shareholders' equity                6,186,166       5,203,214
                                                   ------------    ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY         $ 21,692,644    $ 22,147,094
                                                   ============    ============